UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 16, 2012

Energizer Holdings, Inc.
(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed by Energizer Holdings, Inc. (the “Company”) on November 8, 2011, Gayle G. Stratmann is retiring from her role as Vice President and General Counsel of the Company. Her retirement from the General Counsel role is effective April 16, 2012, although she will continue to serve in a transitional role from that date through May 31, 2012 and will continue to advise the Chief Executive Officer and the new General Counsel, Mark S. LaVigne, during such time. The previously announced appointment of Mr. LaVigne to succeed Ms. Stratmann as the General Counsel of the Company will be effective as of April 16, 2012.

Additionally, as previously reported in the Current Report on Form 8-K filed by the Company on December 15, 2011, Joseph W. McClanathan is retiring from his role as President and Chief Executive Officer of Energizer Household Products. His retirement from the role of President and Chief Executive Officer of Energizer Household Products is effective April 16, 2012, although he will continue to serve in a transitional role from that date through May 31, 2012 and will continue to advise the Chief Executive Officer and the new President and Chief Executive Officer of Energizer Household Products, Alan R. Hoskins, during such time. The previously announced appointment of Mr. Hoskins to succeed Mr. McClanathan as the President and Chief Executive Officer of Energizer Household Products will be effective as of April 16, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer
Dated: April 17, 2012